UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2005 ( May 3, 2005)

ENTRADA NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26952	33-0676350
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (858) 597-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On May 3, 2005, Entrada Networks, Inc. and related entities, entered into an Amendment to Loan Documents with Silicon Valley Bank. A copy of the Amendment is furnished as Exhibit 10.6 to this report.

Item 2.02 - Results of Operations and Financial Condition.

    On May 16, 2005, Entrada Networks, Inc. issued a press release announcing fourth quarter and year end results for the company. A copy of the press release is furnished as Exhibit 10.7 to this report.

Item 9.01. Financial Statements and Exhibits.

Incorporated by Reference
Exhibit	Exhibit Description	Form	Filing Date	Filed
Number				Herewith
10.1	Silicon Valley Bank Loan and Security Agreement dated December 14, 2004	8-K	January 7, 2005	☐
10.2	Silicon Valley Bank Amendment to Loan Documents dated December 14, 2004	8-K	January 7, 2005	☐
10.3	Silicon Valley Bank Amendment to Loan Documents dated December 22, 2004	8-K	January 7, 2005	☐
10.4	Silicon Valley Bank Amendment to Loan Documents dated February 8, 2005	8-K	January 7, 2005	☐
10.5	Silicon Valley Bank Amendment to Loan Documents dated April 5, 2005	8-K	April 18, 2005	☐
10.6	Silicon Valley Bank Amendment to Loan Documents dated May 3, 2005	8-K		☒
10.7	Press Release dated May 16, 2005	8-K		☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Networks, Inc.

By: /s/ Kanwar Chadha
Kanwar Chadha, Ph.D.
President & CEO

Date: May 23, 2005